EX-99.g.1.b

December 15, 2015

State Street Bank and Trust Company

Channel Center

One Iron Street

Boston, MA 02210

Attention:  Geoff Emery, Vice President

Re:  Aberdeen Funds Changes to Appendix A

Ladies and Gentlemen:

Pursuant to the Agreement, this letter is to provide notice of the creation of Aberdeen U.S. Mid Cap Equity Fund, a new series of Aberdeen Funds (the “New Series”).

In accordance with Section 21.6 (Additional Portfolios) of the Amended and Restated Master Custodian Agreement dated as of June 1, 2010 (the “Agreement”), as amended, between each management investment company identified on Appendix A thereto and State Street Bank and Trust Company, the undersigned Fund hereby requests that your bank act as Custodian for the aforementioned New Series under the terms of the Agreement.

Further, the Board of Trustees approved changing the name of the Aberdeen Small Cap Fund to “Aberdeen U.S. Small Cap Equity Fund” and the name of the Aberdeen Global Small Cap Fund to “Aberdeen International Small Cap Fund”, both changes to be effective on or about February 29, 2016. Additionally, a correction has been made to the former Aberdeen U.S. Equity Fund to correctly reflect that the new name of the Fund is Aberdeen U.S. Multi-Cap Equity Fund.

The foregoing changes are reflected in the attached updated Appendix A to the Agreement.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to Aberdeen Funds and retaining one for your records.

Sincerely,

EACH ABERDEEN FUND IDENTIFIED ON APPENDIX A HERETO

By:
		Name:	Lucia Sitar
		Title:	Vice President

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:
Name:	Michael F. Rogers
Title:	Executive Vice President

APPENDIX A

TO

MASTER CUSTODIAN AGREEMENT

Effective June 1, 2010

As Amended December 15, 2015

MANAGEMENT INVESTMENT COMPANIES REGISTERED WITH THE SEC AND PORTFOLIOS THEREOF, IF ANY

Aberdeen Funds

Aberdeen Equity Long-Short Fund

Aberdeen Global Natural Resources Fund

Aberdeen U.S. Small Cap Equity Fund(1)

(formerly Aberdeen Small Cap Fund)

Aberdeen China Opportunities Fund

Aberdeen Global Equity Fund

Aberdeen Diversified Alternatives Fund

Aberdeen Dynamic Allocation Fund

Aberdeen Diversified Alternatives Fund

Aberdeen Asia Bond Fund

Aberdeen Asia-Pacific (ex-Japan) Equity Fund

Aberdeen Emerging Markets Fund

Aberdeen International Equity Fund

Aberdeen Global Fixed Income Fund

Aberdeen International Small Cap Fund(2)

(formerly, Aberdeen Global Small Cap Fund)

Aberdeen Tax-Free Income Fund

Aberdeen Emerging Markets Debt Local Currency Fund

Aberdeen Ultra-Short Duration Bond Fund

Aberdeen Asia-Pacific Smaller Companies Fund

Aberdeen U.S. Equity Multi-Cap Fund

(formerly, Aberdeen U.S. Equity Fund)

Aberdeen Emerging Markets Debt Fund

Aberdeen European Equity Fund

Aberdeen Latin American Equity Fund

Aberdeen Japanese Equities Fund

Aberdeen U.S. Mid Cap Equity Fund

The India Fund, Inc.

The Asia Tigers Fund, Inc.

Aberdeen Chile Fund, Inc.

Aberdeen Emerging Markets Smaller Company Opportunities Fund, Inc.

Aberdeen Indonesia Fund, Inc.

Aberdeen Israel Fund, Inc.

Aberdeen Latin American Fund, Inc.

Aberdeen Greater China Fund, Inc.

(1)  Name change to be effective on or about February 29, 2016.

(2)  Name change to be effective on or about February 29, 2016.